Exhibit 3.67

State of North Carolina

Department of the Secretary of State

ARTICLES OF ORGANIZATION

INCLUDING ARTICLES OF CONVERSION

Pursuant to §§ 57C-2-21, 57C-9A-0l and 57C-9A-03 of the General Statutes of North Carolina, the undersigned converting business entity does hereby submit these Articles of Organization Including Articles of Conversion for the purpose of forming a limited liability company.

1.	The name of the limited liability company is: Quintiles Laboratories, LLC . The limited liability company is being formed pursuant to a conversion of another business entity.

2.

The name of the converting business entity is Quintiles Laboratories Limited                     and the organization and internal affairs of the converting business entity are governed by the laws of the state or country of North Carolina                    . A plan of conversion has been approved by the converting business entity as required by law.

3.	The converting business entity is a (check one): ☑ domestic corporation; ☐ foreign corporation; ☐ foreign limited liability company; ☐ domestic limited partnership;
☐ foreign limited partnership; ☐ domestic registered limited liability partnership;
☐ foreign limited liability partnership; or ☐ other partnership as defined in G.S. 59-36, whether or not formed under the laws of North Carolina.

4.

If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

5.

The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).

Beverly Rubin, Organizer

4709 Creekstone Dr.

Durham, North Carolina 27703

6.	The street address and county of the initial registered office of the limited liability company is:

Number and Street 150 Fayetteville Street, Box 1011

City, State, Zip Code Raleigh, North Carolina 27601 County Wake

7.	The mailing address, if different from the street address, of the initial registered office is:

8.	The name of the initial registered agent is: CT Corporation System

9.	Principal office information: (Select either a or b.)

a.	☑ The limited liability company has a principal office.

•	The street address and county of the principal office of the limited liability company is:

Number and Street 4820 Emperor Boulevard

City, State, Zip Code Durham, North Carolina 27703 County Durham

•	The mailing address, if different from the street address, of the principal office of the limited liability company is:

b.	☐ The limited liability company does not have a principal office.

10.	Check one of the following:

☑ (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☐ (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

11.	Any other provisions which the limited liability company elects to include are attached.

12.	These articles will be effective upon filing, unless a date and/or time is specified: December 31, 2011 at 11:59 p.m. Eastern Standard Time

This is the 31st day of December    , 2011    .

Quintiles Laboratories, LLC

/s/ Beverly Rubin
Signature

Beverly Rubin, Organizer
Type or Print Name and Title

NOTES:

1.	Filing fee is $125. This document must be filed with the Secretary of State.

ARTICLES OF AMENDMENT

OF

ARTICLES OF ORGANIZATION

OF

QUINTILES LABORATORIES, LLC

Pursuant to §57D-2-22 of the General Statutes of North Carolina, the undersigned limited liability company hereby submits the following Articles of Amendment for the purpose of amending its Articles of Organization.

1.	The name of the limited liability company is: Quintiles Laboratories, LLC.

2.	The Articles of Organization of the limited liability company are hereby amended by deleting the first sentence of Article 1 and substituting the following in lieu thereof:

“1.         The name of the limited liability company is: Q Squared Solutions, LLC.”

3.	The amendment was duly adopted by the unanimous vote of the sole member of the limited liability company.

4.	These articles will be effective upon filing.

This the 2nd day of July, 2015.

QUINTILES LABORATORIES, LLC

By:	/s/ James H. Erlinger III
Name: James H. Erlinger III
Title: Vice President

State of North Carolina

Department of the Secretary of State

ARTICLES OF CORRECTION

Pursuant to §55D-14 of the General Statutes of North Carolina, the undersigned entity hereby submits these Articles of Correction for the purpose of correcting a document flied by the Secretary of State.

l.	The name of the entity is: Q Squared Solutions, LLC .

2.	The type of business entity is: ☐ Domestic Corporation, ☐ Foreign Corporation,

☐ Domestic Nonprofit Corporation, ☐ Foreign Nonprofit Corporation,

☑ Domestic Limited Liability Company, ☐ Foreign Limited Liability Company

☐ Domestic Limited Partnership, ☐ Foreign Limited Partnership

☐ Domestic Limited Liability Partnership, ☐ Foreign Limited Liability Partnership.

3.	On the 6th day of July, 2015, the business entity filed:

a.	The following described document:

-OR-

b.	The attached document (Check here ☑ If applicable).

4.	This document was incorrect in the following manner (specify the incorrect statement and the reason it is incorrect or the manner in which the execution was defective):

The purpose of the Articles of Amendment of the Articles of Organization was to delete the first sentence of Article 1 and substitute language identifying the new name of the limited liability company.

5.	The incorrect matters stated in Item 4 above should be revised as follows or the corrected document may be attached:

Section 2 of the Articles of Amendment of Articles of Organization should be corrected by removing the words “1. The name of the limited liability company is: Q Squared Solutions, LLC” and the following sentence should be substituted in lieu thereof: “1. The name of the limited liability company is: Q Squared Solutions LLC.”

This the 8th day of July, 2015

Q Squared Solutions, LLC
Name of Entity

/s/ Kim L. Rose
Signature

Kim L. Rose, Assistant Secretary
Type or Print Name and Title

NOTES:

1.	Filing fee is $10. This document must be filed with the Secretary of State.
2.	For effective date of these Articles of Correction, see N.C.G.S, §55D-14.